E-4

                                                                   Exhibit 10.10

                          SECURITIES PURCHASE AGREEMENT

                              THE J.M. NEY COMPANY
                               Ney Industrial Park
                          Bloomfield, Connecticut 06002

                                                        As of December 29, 1997


BankBoston, N.A.
100 Pearl Street
Hartford, Connecticut 06103

Ladies and Gentlemen:

         The undersigned, The J.M. Ney Company, a Delaware corporation (the "Company"), hereby agrees with BankBoston as follows:

1.       DEFINITIONS.

         For all purposes of this Agreement the following terms shall have the meanings set forth herein or elsewhere in the provisions hereof:

         Affiliate. Affiliate shall mean any Person that would be considered to be an affiliate of the Company or BankBoston under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Company or BankBoston were issuing securities; provided, however, that BankBoston shall not be an Affiliate of the Company or any of its Subsidiaries for the purposes of this Agreement.

         Applicable Prepayment Charge.  Applicable Prepayment Charge shall mean:

         (a) with respect to a prepayment of the Note made concurrently with the completion of an IPO, an amount equal to the difference obtained by: (x) the product of (i) the principal amount of the Note so prepaid multiplied by (ii) the percentage set forth in the table below opposite the period in which such prepayment is made:

Period                                                         Percentage

From the Closing Date through December 28, 2001
                                                                   6%

From December 29, 2001 through December 28,
2002                                                               4%

From December 29, 2002 through December 28,
2003                                                               2%

From and after December 29, 2003
                                                                   0%

         minus (y) the amount of net proceeds, if any, actually received by BankBoston in connection with the repurchase or exercise of the Warrants.

         (b) with respect to a prepayment of the Note other than concurrently with the completion of an IPO, an amount equal to the product of (i) the principal amount of the Note so prepaid multiplied by (ii) the percentage set forth in the table below opposite the period in which such prepayment is made:

Period                                                         Percentage

From the Closing Date through December 28, 2001
                                                                   3%

From December 29, 2001 through December 28,
2002                                                               2%

From December 29, 2002 through December 28,
2003                                                               1%

From and after December 29, 2003
                                                                   0%

         Balance Sheet Date.  August 31, 1997.

         Bank Affiliate.  See Section 15.1.

         BankBoston. BankBoston, N.A., a national banking association, and its successors and assigns.

         BankBoston Appraisal.  See Section 11.4(b).

         BankBoston Appraiser.  See Section 11.4(b).

         BankBoston's Special Counsel.  Bingham Dana LLP.

         Bank Holding Company Act.  See Section 15.1.

         Broker. A broker who trades for the Company's account in commodities futures, forwards or other contracts or instruments related to commodities and who is reasonably acceptable to the Senior Lenders.

         Broker Accounts. The accounts maintained by the Company or any of the Subsidiaries with any Broker for trading in commodities futures, forwards or other contracts or instruments related to commodities.

     Business  Day.  Any  day  on  which  banking   institutions   in  Hartford,
Connecticut are open for the transaction of banking business.

         Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will).

         Capital Expenditures. Amounts paid or indebtedness incurred by the Company or any of its Subsidiaries in connection with the purchase or lease by such Person of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in conformity with generally accepted accounting principles.

         Capital Lease. Leases under which the Company or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in conformity with generally accepted accounting principles.

         CERCLA.  See definition of "Environmental Laws.".

         Charter. Charter shall include the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other organizational document of any Person other than an individual, each as from time to time amended or modified.

         Closing.  See Section 2.3.

         Closing Date.  See Section 2.3.

         Code. Code shall mean the Internal  Revenue Code of 1986, any successor
statute  of  similar  import,   and  the  rules  and   regulations   thereunder,
collectively and as from time to time amended and in effect.

         Collateral.  See Section 3.7.

       Commission. Commission shall mean the Securities and Exchange Commission.

         Common Shares. Common Shares shall mean (a) the Common Stock issued or issuable to BankBoston upon exercise of the Warrant, (b) any capital stock or other securities into which or for which such Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company and (c) any shares of capital stock issued with respect to the foregoing pursuant to a stock split or stock dividend; provided that no Common Shares which have been sold pursuant to a Public Sale shall be considered to be outstanding Common Shares or Securities hereunder.

         Common Stock. Common Stock shall mean the voting common stock of the Company, $.01 par value per share, and in addition, any capital stock or other securities into which or for which Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company.

         Company.  See preamble.

         Company Appraisal.  See Section 11.4(b).

         Company Appraiser.  See Section 11.4(b).

     Company Security Agreement. The Security Agreement of even date herewith between the Company and BankBoston.

         Consolidated or consolidated. Consolidated or consolidated shall mean, with reference to any term defined herein, that term as applied to the accounts of the Company and all of its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         Consolidated Financial Obligations. With respect to any period, an amount equal to the sum of all payments on Indebtedness that become due and payable or that are to become due and payable during such period pursuant to any agreement or instrument to which the Company or any of its Subsidiaries is a party relating to the borrowing of money or the obtaining of credit or in respect of Capital Leases (including, without limitation, Deferred Payment Sale Interest, as such term is defined in the Credit Agreement); provided, that for the purpose of calculating the Company's compliance with the terms of the financial covenants set forth in ss.7.24 hereof, Consolidated Financial Obligations shall not include interest accrued on the outstanding principal amount of subordinated Permitted Indebtedness due and owing to Andersen Group, Inc. Demand obligations shall be deemed to be due and payable during any fiscal year during which such obligations are outstanding.

         Consolidated Net Income (or Net Loss). The consolidated net income (or net loss) of the Company and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in conformity with generally accepted accounting principles.

         Consolidated Total Liabilities. All liabilities of the Company and its Subsidiaries determined on a consolidated basis in conformity with generally accepted accounting principles (including, without limitation, Deferred Payment Sale Interest, as such term is defined in the Credit Agreement) and all Indebtedness of the Company and its Subsidiaries, to the extent not so classified.

         Credit Agreement. Credit Agreement shall mean the Credit Agreement dated as of October 8, 1996, among the Company and the Senior Lenders, as such Credit Agreement may be amended, extended or renewed from time to time in accordance with the provisions of Sections 6.11 and 7.29.

     Default. Default shall mean an event or condition which with the passage of time or giving of notice, or both, would become an Event of Default.

         Disposal (or Disposed). Disposal (or Disposed) shall have the meaning specified in RCRA and regulations promulgated thereunder; provided, that in the event RCRA is amended so as to broaden the meaning of such term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of a state wherein the Property lies establishes a meaning for "Disposal" (or "Disposed") which is broader than specified in RCRA, such broader meaning shall apply.

         Distribution. Distribution shall mean (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Company or other specified Person; (b) the purchase, redemption or other retirement of any shares of any class of capital stock of the Company or other specified Person, directly or indirectly or otherwise; or (c) any other distribution on or in respect of any shares of any class of capital stock of the Company or other specified Person.

         EBIT. The sum of (a) Consolidated Net Income (or Net Loss) for any period, plus (b) any income taxes (as calculated in accordance with the Tax Sharing Agreement) or interest expense of the Company and its Subsidiaries for such period, all as determined in conformity with generally accepted accounting principles.

         EBITDA. The sum of (a) Consolidated Net Income (or Net Loss) for any period, plus (b) any income taxes (as calculated in accordance with the Tax Sharing Agreement) or interest expense of the Company and its Subsidiaries for such period, plus (c) depreciation and amortization of the Company and its Subsidiaries for such period, plus (d) to the extent deducted in determining EBITDA, accrued and unpaid subordinated management fees payable for such period by the Company to Andersen Group, Inc. and permitted pursuant to Sections 7.14(l) and 7.27, all as determined in conformity with generally accepted accounting principles.

         Environmental Laws. Any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment.

         EPA.  The United States Environmental Protection Agency.

     Equity Securities. The Warrants and any Common Shares which have been issued upon the exercise of the Warrants.

         ERISA. ERISA shall mean the federal Employee Retirement Income Security Act of 1974, any successor statute of similar import, and the rules and regulations thereunder, collectively and as from time to time amended and in effect.

         ERISA Affiliate. Any Person which is treated as a single employer with the Company under ss.414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Events of Default.  See Section 10.1.

         Fair Market Value.  See Section 11.4(b).

         Financing Agreements. Financing Agreements shall include this Agreement, the Securities, the Registration Rights Agreement, the Tax Sharing Agreement, the Security Documents, the Subordination Agreement and any and every other present or future instrument or agreement from time to time entered into between the Company or any of its Subsidiaries and BankBoston or any other holder of the Securities which relates to this Agreement or is stated to be a Financing Agreement, as from time to time amended or modified, and all certificates delivered by or on behalf of the Company to BankBoston or any other holder of the Securities in connection herewith or therewith.

     Fixed Rate. The fixed interest rate per annum equal to ten and twenty-six -one-hundredths of one percent (10.26%).

         Formula Value.  See Section 11.4(c).

         generally accepted accounting principles. Accounting principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and/or the American Institute of Certified Public Accountants, as in effect from time to time, (b) applied on a basis consistent with prior periods, and (c) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied; provided, that for purposes of compliance with Section 7.24 hereof, generally accepted accounting principles shall mean such principles as in effect for the fiscal year of the Company ended February 28, 1997. Notwithstanding anything to the contrary in the foregoing, the Company shall base its accounting and financial calculations (including without limitation those pursuant to ss.7.24) on the "first-in, first-out" or "FIFO" method. Financial statements may be prepared using the "last-in, first-out" or "LIFO" method, but shall for purposes of BankBoston be adjusted to the "first-in, first-out" or "FIFO" method.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by the Company or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Hedging Policy.  See Section 7.14.

         Indebtedness. Indebtedness shall mean all obligations, contingent and otherwise, that in conformity with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event to the extent not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto by the obligor, whether or not the liability secured thereby shall have been assumed; (c) indebtedness arising under or in connection with any judgment; and (d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

         Investments. Investments shall mean all expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     IPO. IPO shall mean the initial public offering pursuant to an effective registration statement under the Securities Act of shares of Common Stock.

         Lien. Lien shall mean any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom.

         Major Holder. Major Holder shall mean the holder or holders at the relevant time (excluding the Company) of at least 10% of the total number of then outstanding Common Shares (with each holder of then issued and outstanding Warrants being treated for purposes of the determination of Major Holders as if such holder was the holder of that number of Common Shares into which such Warrants would be converted at the time of determination pursuant to the Company's Charter and such Warrants).

         Majority Holders. Majority Holders shall mean the holder or holders at the relevant time (excluding the Company) of at least 51% of the total number of then outstanding Common Shares (with each holder of then issued and outstanding Warrants being treated for purposes of the determination of Majority Holders as if such holder was the holder of that number of Common Shares into which such Warrants would be converted at the time of determination pursuant to the Company's Charter and such Warrants).

     Management Agreement. That certain Financial, Investment Banking and Professional Services Agreement dated as of December 1, 1997 between the Company and Andersen Group, Inc.

         Maximum Rate.  See Section 3.5(c).

     Mortgage. The Mortgage Deed, Security Agreement and Fixture Filing of even date herewith executed and delivered by the Company to BankBoston.

     Multiemployer Plan. Any multiemployer plan within the meaning of ss.3(37) of ERISA maintained or contributed to by the Company or any ERISA Affiliate.

         Negotiation Period.  See Section 11.4(b).

         Note. Note shall mean the $7,500,000 Senior Subordinated Note of the Company issued pursuant to Section 2.1 hereof and any other Note or Notes transferred to any other holders pursuant to Section 16 hereof.

         Obligations. All indebtedness, obligations and liabilities of every kind and nature of the Company or any of its Subsidiaries to BankBoston, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, including, without limitation, those obligations arising or incurred under this Agreement or any of the other Financing Documents and the Company's obligations to pay the Repurchase Price as provided herein or other instruments at any time evidencing any thereof, but excluding obligations and liabilities related exclusively to the Equity Securities (other than obligations to pay the Repurchase Price).

     Patent Assignment. The Patent Collateral Assignment and Security Agreement of even date herewith between the Company and BankBoston.

     PBGC. PBGC shall mean the Pension Benefit Guaranty  Corporation  created by
ss.4002  of  ERISA  and  any  successor   entity  or  entities   having  similar
responsibilities.

     Permitted  Indebtedness.  Any  Indebtedness  that is permitted  pursuant to
Section 7.14.

        Permitted Liens.  Any Liens that are permitted pursuant to Section 7.15.

         Person.  Person  shall mean an  individual,  partnership,  corporation,
association,   trust,  joint  venture,   unincorporated  organization,  and  any
government, governmental department or agency or political subdivision thereof.

         Precious Metals. Gold measured in troy ounces having a fineness of not less than .995; silver measured in troy ounces having a fineness of not less than .999; and platinum and palladium measured in troy ounces having a fineness of not less than .9995, in each case without regard to whether such metal is in bullion form or is contained in or processed into other materials which contain elements other than such Precious Metal; provided that, for the purposes hereof, the term "Precious Metals" refers only to the number of ounces of the applicable metal, and not to any other contents of such materials.

     Property. Property means the properties owned, leased or operated by the Company and its Subsidiaries.

         Public Sale. Public Sale shall mean any sale of Common Stock to the public pursuant to a public offering registered under the Securities Act or to the public through a broker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act.

         Purchase Price.  See Section 2.2.

         Purchased Securities.  See Section 2.2.

         Put Closing Date.  See Section 11.2.

         Put Date. The earliest to occur of the following events: (i) repayment in full of the Note, (ii) the maturity of the Note (whether by stated maturity, acceleration or otherwise), (iii) the fifth anniversary of the Closing Date,
(iv) any issuance by the Company of any capital stock (other than the Warrant Shares and shares of Common Stock issued pursuant to the options and warrants listed on Schedule 4.3(b)) for less than fair market value as determined by an appraiser satisfactory to BankBoston, or (v) the consummation of an IPO by the Company. For purposes of clause (iv) above, the "fair market value" of the shares of Common Stock to be issued pursuant to options and warrants shall be determined as of the date of grant of such option or warrant, and the consideration paid for such shares shall equal the sum of (x) the cash price (if any) paid by the grantee for such option or warrant, plus (y) the exercise price specified in such option or warrant.

         Put Notice.  See Section 11.1.

         RCRA.  See definition of "Environmental Laws."

     Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Company or any of its Subsidiaries.

         Registration Rights Agreement. Registration Rights Agreement shall mean the Registration and Preemptive Rights Agreement, dated as of the date hereof among the Company, BankBoston and Andersen Group, Inc., in the form of Exhibit E hereto.

     Related Agreements. Related Agreements shall mean, collectively, the Securities, the Registration Rights Agreement, the Charter of the Company, the Credit Agreement, the Senior Loan Documents, the Security Documents and the Subordination Agreement.

         Release. Release shall have the meaning specified in CERCLA and regulations promulgated thereunder; provided, that in the event CERCLA is amended so as to broaden the meaning of such term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of a state wherein the Property lies establishes a meaning for "Release" which is broader than specified in CERCLA, such broader meaning shall apply.

         Repurchase Price.  See Section 11.4(a).

         Rescission Notice.  See Section 11.3.

     Securities. Securities shall mean the Note, the Warrants and the Common Shares.

         Securities Act. Securities Act shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         Security Documents.  See Section 3.7.

     Senior Indebtedness. Senior Indebtedness shall mean the Indebtedness of the Company to the Senior Lenders arising under the Senior Loan Documents.

     Senior Lenders. Senior Lenders shall mean BankBoston, N.A. and Rhode Island Hospital Trust National Bank, as the lenders party to the Credit Agreement (and shall not include any of their respective successors or assigns).

         Senior Loan Documents. Senior Loan Documents shall mean the "Loan Documents" as such term is defined in the Credit Agreement, as the same may be amended, restated, modified or supplemented from time to time in accordance with the provisions of Sections 6.11 and 7.29 hereof.

         Subordinated Payments.  See Section 7.27.

         Subordination Agreement.  See Section 7.27.

         Subsidiary. Subsidiary shall mean any corporation, association, trust, or other business entity of which the designated parent shall at any time own, directly or indirectly through a Subsidiary or Subsidiaries, at least a majority (by number of votes) of the outstanding Voting Stock or equity interests.

     Tax Sharing Agreement. The Tax Sharing Agreement effective as of March 1, 1996 between Andersen Group, Inc. and the Company.

         Test Period. See Section 11.4(c).

         Third Appraiser.  See Section 11.4(b).

         Transfer Notice.  See Section 16.2.

         Unfunded Accrued Benefits. With respect to any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) at any time, the amount (if any) by which (a) the present value of all vested liabilities under such employee pension benefit plan exceeds (b) the fair market value of plan assets, all determined as of the most recent valuation date for such employee pension benefit plan.

         Unrepurchased Securities. See Section 11.3.

         Warrants. Warrants shall mean the Warrants of the Company issued to BankBoston pursuant to Section 2.1 hereof and any other Warrants transferred to any other holders pursuant to Section 16 hereof; provided that no Warrants which have been sold pursuant to a Public Sale shall be considered to be outstanding Warrants or Securities hereunder.

     Warrant Stock. Common Stock issued to BankBoston upon exercise of the Warrant.

                  ss.1.1.  Rules of Interpretation.

     (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

     (b) The singular includes the plural and the plural includes the singular.

     (c) A reference to any law includes any amendment or modification to such law.

     (d) A reference to any Person includes its permitted successors and permitted assigns.

     (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

     (f) The words "include", "includes" and "including" are not limiting.

     (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of Connecticut, have the meanings assigned to them therein.

     (h) Reference to a particular "ss." refers to that section of this Agreement unless otherwise indicated.

     (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

2.       SALE AND PURCHASE OF PURCHASED SECURITIES.

                  2.1. Sale and Purchase of Purchased Securities. The Company agrees to issue and sell to BankBoston and, subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth or referred to herein, BankBoston agrees to purchase (i) the Senior Subordinated Note of the Company, in the principal amount of $7,500,000, in the form of Exhibit A hereto; and (ii) Warrant Nos. W-1 and W-2 for the purchase of up to an aggregate of 40,000 shares of Common Stock, each in the form of Exhibit B hereto.

                  2.2. Purchase Price. The aggregate purchase price for the Securities purchased pursuant to Section 2.1 (the "Purchased Securities") is $7,500,000 (the "Purchase Price"). BankBoston and the Company agree that the purchase price for the Note is $7,499,999 and the purchase price for the Warrants is $1, and shall be treated as such for federal, state and local income tax purposes.

                  2.3. Closing. The closing of the purchase and sale of the Purchased Securities (the "Closing") will take place at the offices of Bingham Dana LLP, 100 Pearl Street, Hartford, Connecticut 06103, at 10:00 a.m. on December 29, 1997, or at such other time, date and place as the parties hereto may agree upon (the "Closing Date"). At the Closing, the Company will deliver to BankBoston the Purchased Securities against payment by BankBoston of the Purchase Price in immediately available funds. Each of the Purchased Securities will be issued to BankBoston or any nominee specified by BankBoston on or before the Closing Date and registered in BankBoston's name or the name of such specified nominee in the records of the Company.

                  2.4. Use of Proceeds. The proceeds from the sale of the Purchased Securities hereunder will be used solely for working capital and general corporate purposes. Company further agrees that it will not use any part of the proceeds from the sale of the Purchased Securities to purchase or carry any "margin security" or "margin stock", as such terms are defined in any regulation, rule or interpretation of the Board of Governors of the Federal Reserve System.

3.       PRINCIPAL AND INTEREST PAYMENTS ON NOTE; SUBORDINATION; SECURITY.

                  3.1. Mandatory Principal Repayments. The Company agrees to repay the principal amount of the Note in one installment on the earliest to occur of (i) December 29, 2004, or (ii) the date upon which the Senior Indebtedness is fully and finally repaid and the commitments to lend under the Senior Loan Documents are terminated, or (iii) the date upon which the Senior Indebtedness is refinanced with loans made by any lenders other than the Senior Lenders.

                  3.2. Prepayments. The Company, upon not less than 15 nor more than 30 days' prior written notice to the holder of the Note of the date and amount of optional prepayment, may prepay from time to time all or any portion (in integral multiples of $500,000) of the principal amount of the Note; provided that no prepayment of the Note may be made under this Agreement prior to the sixth anniversary of the Closing Date except upon payment to the holder thereof of the Applicable Prepayment Charge (including, without limitation, any prepayment resulting from the acceleration of the Note under Section 10.2 hereof); and provided further that no optional prepayment of the Note may be made under this Agreement prior to the third anniversary of the Closing Date unless such prepayment is made concurrently with the completion of an IPO; and provided further that any optional prepayments made concurrently with the completion of an IPO shall be full (and not partial) prepayments of all amounts due under the Note; and provided further that if (x) the Company prepays the Note on or after December 29, 2002, (y) such prepayment is made solely as a result of the unwillingness of the Senior Lenders to extend the maturity date of the Senior Indebtedness beyond December 29, 2002, and (z) the unwillingness of the Senior Lenders to extend the maturity of the Senior Indebtedness is not a direct or indirect result of any defaults or threatened defaults by the Company or its affiliates hereunder or under the Senior Loan Documents, then in such case the Company shall not be required to pay the Applicable Prepayment Charge in connection with such prepayment of the Note. The principal amount of any Note designated for prepayment in any notice of optional prepayment permitted by this
Section 3.2 shall become due and payable on the date fixed for prepayment in such notice, together with all accrued and unpaid interest thereon. No prepayment of the Note will reduce the amount of the Warrants issued to BankBoston.

                  3.3. Presentation or Surrender of Note. The Company may, as a condition to making any prepayment of the Note, require the holder thereof to present such Note at the place specified in the Note for payment of the principal thereof, for notation thereon of the amount and date of such prepayment, or, if the Note is prepaid in full, to surrender the same to the Company.

                  3.4. No Reborrowing or Other Prepayments. Except as expressly permitted by Section 3.2, the principal of the Note may not be prepaid. No amount repaid or prepaid pursuant to Section 3.1 or 3.2 may be reborrowed under the Note.

                  3.5.     Interest Payments.

                  (a) Subject to Section 3.5(b) hereof, the unpaid principal amount of the Note outstanding from time to time shall bear interest from the Closing Date until the maturity of the Note at a rate equal to the Fixed Rate. Interest on the Note shall be calculated on the basis of twelve 30-day months and a 360 day year, and shall be payable quarterly in arrears on the first day of each calendar quarter, commencing on the first such date to occur after the Closing Date, and at the maturity of the Note.

                  (b) Overdue principal and (to the extent permitted by applicable law) overdue interest on the Note shall bear interest at a rate equal to 2% per annum in excess of the Fixed Rate, payable on demand and compounded monthly, until such amount shall be paid in full.

                  (c) It is not intended by the holder of the Note, and nothing contained in this Agreement or the Note shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable federal, state or other law (the "Maximum Rate") and, to prevent such an occurrence, any agreement which may now or hereafter be in effect between the Company and the holder of the Note regarding the payment of fees or interest to such holder is hereby limited by the provisions of this Section 3.5(c). If, in any month, the effective interest rate applicable to the principal outstanding under the Note, absent the Maximum Rate limitation contained herein, would have exceeded the Maximum Rate, then the effective interest rate applicable to the Note for that month shall be the Maximum Rate, and, if in any subsequent month, the effective interest rate would otherwise be less than the Maximum Rate, then the effective interest rate applicable to the Note for such month shall be increased to the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid in respect of the Note if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the principal outstanding under the Note, the total amount of interest paid or accrued in respect of the Note under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued in respect of the Note had the interest not been limited hereby to the Maximum Rate, then the Company shall, to the extent permitted by such applicable federal, state or other law, pay to the holder of the Note an amount equal to the excess, if any, of (i) the lesser of (A) the amount of interest which would have been charged in respect of the Note if the Maximum Rate had, at all times, been in effect with respect to the Note and (B) the amount of interest which would have accrued in respect of the Note had the effective interest rate applicable with respect to the Note at all times not been limited hereunder by the Maximum Rate over (ii) the amount of interest actually paid or accrued in respect of the Note held by such holder under this Agreement. In the event that the holder of the Note receives, collects or applies as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of principal outstanding under the Note and if no such principal is then outstanding, such excess or part thereof remaining, shall be paid to the Company.

                  3.6. Subordination. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE PAYMENT OF PRINCIPAL AND INTEREST ON THE NOTE AND OTHER INDEBTEDNESS OF THE COMPANY HEREUNDER IS AND SHALL BE JUNIOR AND SUBORDINATED IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS IN ACCORDANCE WITH THE TERMS HEREOF.

                  3.7. Security. The payment and performance of the Company's obligations under this Agreement, the Note and any other Financing Agreements shall at all times will be secured by the following (collectively, the
"Collateral"): second priority perfected liens on and security interests (subject only to the first priority Liens in favor if the Senior Lenders pursuant to the Senior Loan Documents) in (i) all property and assets of the Company and its Subsidiaries, including, without limitation, all inventory
(including all Precious Metals), accounts, accounts receivable, chattel paper, instruments, documents of the Company and its Subsidiaries, and all general intangibles of the Company and books and records relating to the foregoing; (ii) all other assets in which the Company at any time grants a security interest to BankBoston for any other indebtedness (subject to any prior lien securing such other indebtedness); and (iii) all proceeds and products of the foregoing. The Company shall, and shall cause each of its Subsidiaries to, execute such security agreements, assignments, and other documents (including, without limitation, the Mortgage, the Patent Assignment, the Company Security Agreement and any guaranties and security documents required pursuant to Section 7.28) as may be requested from time to time by BankBoston in order to further evidence or perfect the rights of BankBoston and obligations of the Company and its Subsidiaries with respect to the Collateral (such security agreements, assignments, and other documents being collectively referred to herein as the "Security Documents"). Notwithstanding the foregoing, Ney Ultrasonics Inc. shall be required to enter into Security Documents only as required under Section 7.28.

4.       REPRESENTATIONS AND WARRANTIES.

         In order to induce BankBoston to enter into this Agreement and to purchase the Purchased Securities, the Company hereby represents and warrants that, both immediately before and immediately after giving effect to the
Closing:

                  4.1.     Corporate Authority.

     (a) Incorporation;  Good Standing. Each of the Company and its Subsidiaries
(i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of the Company or such Subsidiary.

     (b) Authorization. The execution, delivery and performance of this Agreement and the other Financing Agreements to which the Company or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Company or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Company or any of its Subsidiaries and (iv) do not conflict with or require approval under any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Company or any of its Subsidiaries (other than those already obtained by the Company on or prior to the date hereof).

     (c) Enforceability. The execution and delivery of this Agreement and the other Financing Agreements to which the Company or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief or any other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.

                  4.2. Governmental Approvals. The execution, delivery and performance by the Company and any of its Subsidiaries of this Agreement and the other Financing Agreements to which the Company or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

                  4.3.     Capitalization.

                  (a) Capital Stock. At Closing, the authorized capital stock of the Company consists solely of 1,100,000 shares of Common Stock. On the Closing Date, after giving effect to the transactions contemplated hereby and by the Related Agreements, the Company will have no outstanding capital stock other than 850,000 shares of Common Stock, all of which will be owned as set forth in
Schedule 4.3(a) hereto and will be duly authorized, validly issued, fully paid and non-assessable.

                  (b) Options, Etc. Except for the Warrants and other than as disclosed on Schedule 4.3(b) hereto, the Company does not have any outstanding rights (either pre-emptive or other) or options to subscribe for or purchase from the Company and no warrants or other agreements providing for or requiring the issuance by the Company of, any capital stock or any securities convertible into or exchangeable for its capital stock.

                  (c) Reservation, Etc. Sufficient shares of authorized but unissued shares of Common Stock have been reserved by appropriate corporate action by the board of directors of the Company in connection with the prospective exercise of the Warrants. The issuance of the Warrants (i) will not require any further corporate action by the stockholders or directors of the Company (other than, in the event the number of shares of Common Stock to be purchased under the Warrants is adjusted as provided in the Warrants, the reservation by the Company of additional shares of Common Stock for issuance upon exercise of the adjusted Warrants), (ii) will not be subject to pre-emptive rights in any present or future stockholders of the Company and (iii) will not conflict with any provision of any agreement to which the Company is a party or by which it is bound. All Common Stock, when issued upon exercise of the Warrants in accordance with their terms, as provided in the Company's Charter, will be duly authorized, validly issued, fully paid and non-assessable.

                  4.4.  Subsidiaries.  Except as otherwise set forth on Schedule
4.4 hereto, the Company does not have any Subsidiaries and does not own or hold of record and/or beneficially any shares of any class of the capital stock of any corporations. The Company does not own any legal and/or beneficial interests in any partnerships, business trusts or joint ventures or in any other unincorporated trade or business enterprises. Except as set forth on Schedule 4.4, all outstanding capital stock of each such Subsidiary is owned as set forth on Schedule 4.4 hereto free and clear of any Lien other than Permitted Liens, is validly issued and outstanding, fully paid and non-assessable, and there are no commitments for the purchase or sale of, and no options, warrants or other rights to subscribe for or purchase, any securities of any such Subsidiary.

                  4.5.  Title to  Properties;  Leases.  Except as  indicated  on
Schedule 4.5 hereto, the Company and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Company and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

                  4.6. Financial Statements. There has been furnished to BankBoston consolidated and consolidating balance sheets and consolidated and consolidating statements of income of Andersen Group, Inc. and its Subsidiaries (including the Company) for the fiscal year ended February 28, 1997, and as at the end of each of the first two fiscal quarters of the fiscal year ending February 28, 1998, and as at the Balance Sheet Date. Such balance sheets and statements of income have been prepared in conformity with generally accepted accounting principles and fairly present the financial condition of Andersen Group, Inc. and the Company as at the close of business on the dates thereof and the results of operations for the periods reported therein. There are no material contingent liabilities of the Company or any of its Subsidiaries as of either of such dates which were not disclosed in such balance sheets and the notes related thereto.

                  4.7. No Material Changes, Etc. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Company and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Company and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the six (6) fiscal month period then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Company or any of its Subsidiaries.

                  4.8. Franchises, Patents, Copyrights, Etc. Each of the Company and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without conflict with any rights of others.

                  4.9. Litigation. Except as set forth in Schedule 4.9 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Company or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Company and its Subsidiaries considered as a whole or materially impair the right of the Company and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Company and its Subsidiaries, or which question the validity of this Agreement or any of the other Financing Agreements, or any action taken or to be taken pursuant hereto or thereto.

                  4.10. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Company and its Subsidiaries considered as a whole. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement that has or is expected to have any materially adverse effect on the business of the Company and its Subsidiaries considered as a whole.

                  4.11. Compliance with Other Instruments, Laws, Etc. Neither the Company nor any of its Subsidiaries is in violation of any provision of its Charter, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule, regulation or law (including, without limitation, Environmental Laws and ERISA), in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Company and its Subsidiaries taken as a whole.

                  4.12. Tax Status. The Company and its Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject,
(b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                  4.13. No Event of Default. No Default or Event of Default has occurred and is continuing.

                  4.14. Holding Company and Investment Company Acts. Neither the Company nor any of its Subsidiaries is (a) a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; (b) an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940; (c) a "commodity trading adviser," a "commodity pool operator" or a "futures commission merchant" within the meaning of the Commodity Futures Trading Commission Act of 1974, as amended.

                  4.15. Regulations U and X. The proceeds of the sale of the Purchased Securities hereunder shall be used for working capital and general corporate purposes of the Company. No portion of any such proceeds is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

                  4.16. Insurance. The Company and each of its Subsidiaries maintain with financially sound and reputable insurers insurance with respect to their properties and business against such casualties and contingencies as are in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as are reasonable and prudent.

                  4.17. Broker Accounts. Attached hereto as Schedule 4.17 is a true, correct and complete listing of all of the Broker Accounts of the Company.

                  4.18. Disclosure. The representations and warranties herein do not contain any untrue statement of a material fact and do not omit any facts necessary to make the statements contained in such representations and warranties not misleading.

                  ss.4.19. Obligations as Senior Subordinated Debt. All Indebtedness of the Company to BankBoston in respect of this Agreement (including the principal of and interest due under the Note and all payments due in connection with the Warrants) will constitute "Senior Subordinated Debt" under the terms of the Subordination Agreement.

5.       INVESTMENT REPRESENTATION.

         BankBoston  represents  and warrants to the Company that  BankBoston is
(i) an "accredited investor" as defined in Rule 501 promulgated under the Securities Act, and (ii) acquiring the Purchased Securities for investment and not with a view to selling or otherwise distributing the Purchased Securities; provided, however, that the disposition of BankBoston's property shall at all times be and remain in BankBoston's control, subject to the provisions of
Section 16 hereof.

6.       CONDITIONS TO PURCHASE.

         BankBoston's obligation to purchase the Purchased Securities pursuant to this Agreement is subject to compliance by the Company with its agreements herein contained, and to the satisfaction, on or prior to the Closing Date, of the following conditions:

                  6.1. Financing Agreements. Each of the Financing Agreements shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to BankBoston. BankBoston shall have received a fully executed copy of each such document.

                  6.2. Certified Copies of Charter Documents. BankBoston shall have received from the Company a copy, certified by a duly authorized officer of the Company to be true and complete on the Closing Date, of each of (a) its Charter as in effect on such date of certification, and (b) its by-laws as in effect on such date, and (c) a certificate, dated not more than ten (10) days prior to the Closing Date, of the Secretary of State of each state in which the Company is incorporated or qualified to do business as to the Company's corporate good standing or qualification to do business in such state, as the case may be.

                  6.3. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by the Company of this Agreement and the other Financing Agreements to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to BankBoston shall have been provided to BankBoston.

                  6.4. Incumbency Certificate. BankBoston shall have received from the Company an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Company, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Company, each of the Financing Agreements to which the Company is or is to become a party; and (b) to give notices and to take other action on its behalf under the Financing Agreements.

                  6.5. Financial Condition. BankBoston shall be satisfied that the financial information previously delivered to it fairly presents the business and financial condition of the Company and its Subsidiaries as at the close of business on the Balance Sheet Date and the results of operations for the periods covered by such information, and that there has been no material adverse change in the business, assets, nature of assets, financial condition, operations or prospects of the Company and/or its Subsidiaries since such date.

                  6.6.  Opinion of  Counsel.  BankBoston  shall have  received a favorable legal opinion addressed to BankBoston, dated as of the Closing Date, in form and substance satisfactory to BankBoston, including opinions with respect to the Company, the Financing Agreements, and the transactions contemplated by this Agreement.

                  6.7. Security Documents. The Company and its Subsidiaries shall have (a) executed and delivered to BankBoston the Security Documents and
(b) taken all steps reasonably required to effect and perfect BankBoston's security interests in the Collateral.

                  6.8. Representations True; No Event of Default. Each of the representations and warranties of any of the Company and its Subsidiaries contained in this Agreement, the other Financing Agreements or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true and no Default or Event of Default shall have occurred. BankBoston shall have received a certificate of the Company signed by an authorized officer of the Company to such effect.

                  6.9. Legality; Governmental Authorization. The purchase of the Purchased Securities shall not be prohibited by any applicable law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of or with any other Person (including without limitation, any consents required under any material contracts) required to be provided or obtained prior to the Closing Date and with respect to any of the transactions contemplated by this Agreement or any of the Related Agreements shall have been duly obtained or made and shall be in full force and effect. BankBoston shall have received copies of all necessary regulatory approvals and evidence of compliance with all state and federal laws, including but not limited to Regulation U and state and federal securities laws, applicable to any of the parties to the transactions.

                  6.10.    [Intentionally Omitted]

                  6.11. Senior Debt Financing. The Senior Loan Documents shall be in full force and effect, no default shall have occurred thereunder, and the Credit Agreement shall have been amended pursuant to an amendment in form and content satisfactory to BankBoston, to permit the transactions contemplated by this Agreement.

                  6.12. No Material Change. There shall not have been, or threatened to be, any material damage to or loss or destruction of any properties owned or leased by the Company or any of its Subsidiaries (whether or not covered by insurance) or any material adverse change in the business, assets or financial condition of the Company and its Subsidiaries, taken as a whole, or imposition of any applicable and enforceable laws, rules or regulations which would have a material adverse effect on the business, assets or financial condition of the Company or any of its Subsidiaries.

                  6.13. No Litigation. No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body in which it will be, or is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                  6.14. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement, the other Financing Agreements and all other documents incident thereto shall be satisfactory in substance and in form to BankBoston and BankBoston's Special Counsel, and BankBoston and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as BankBoston may reasonably request.

7.       COVENANTS APPLICABLE TO THE COMPANY WHILE NOTE IS OUTSTANDING.

         The Company covenants that, until all of the Indebtedness of the Company with respect to the Note has been paid in full, the Company will comply and will cause each of its Subsidiaries to comply with the following provisions unless otherwise consented to in writing by the holder of the Note.

                  7.1. Punctual Payment. The Company will duly and punctually pay or cause to be paid the principal and interest on the Note and all other amounts provided for in this Agreement and the other Financing Agreements to which the Company or any of its Subsidiaries is a party, all in accordance with the terms of this Agreement and such other Financing Agreements.

                  7.2. Maintenance of Office. The Company will maintain its chief executive office in Bloomfield, Connecticut, or at such other place in the United States of America as the Company shall designate upon written notice to BankBoston, where notices, presentations and demands to or upon the Company in respect of the Financing Agreements to which the Company is a party may be given or made.

                  7.3. Records and Accounts. The Company will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in conformity with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves. The Company shall base its accounting and financial calculations (including without limitation those pursuant to ss.7.24) on the "first-in, first-out" or "FIFO" method.

     7.4. Financial Statements, Certificates and Information. The Company will deliver to BankBoston at the Company's expense:

                  (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Company, the consolidated and reviewed consolidating balance sheets of Andersen Group, Inc. and its Subsidiaries (including, without limitation, the Company and its Subsidiaries) as at the end of such year, and the related consolidated and reviewed consolidating statements of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in conformity with generally accepted accounting principles, and accompanied by a review thereof (or, if requested at any time by BankBoston, an unqualified (except for non-material qualifications acceptable to BankBoston) audit thereof) by independent certified public accountants satisfactory to BankBoston, which statements shall be accompanied by annual projections submitted by the management of the Company in form and detail acceptable to BankBoston;

                  (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each calendar quarter, copies of the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such quarter, and the related consolidated and consolidating statements of income and consolidated statements of cash flow for the portion of the Company's fiscal year then elapsed, and aging reports with respect to accounts receivable and accounts payable, all in reasonable detail and prepared in conformity with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Company that the information contained in such financial statements fairly presents the financial position of the Company and its Subsidiaries on the date thereof (subject to customary year-end adjustments);

                  (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Company in form and substance reasonably satisfactory to BankBoston and setting forth in reasonable detail computations evidencing compliance with the covenants contained in
Section 7.24 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

                  (d) prior to the effectiveness of an IPO, promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the public shareholders of Andersen Group, Inc. or any controlling stockholder of the Company, and copies of all registration statements and Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange by Andersen Group, Inc. or any controlling stockholder of Andersen Group, Inc.;

                  (e) after the effectiveness of an IPO, promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the public shareholders of the Company, and copies of all registration statements and Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange by the Company or any controlling stockholder of the Company;

                  (f) contemporaneously with the same being provided to the Senior Lenders, such other financial data and other information as are provided to the Senior Lenders; and

                  (g)  from  time  to  time  such  other   financial   data  and
information (including accountants' management letters) as BankBoston may reasonably request.

                  7.5.     Notices.

     (a)Defaults. The Company will promptly notify BankBoston in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Company or any of its Subsidiaries is a party or obligor (including the Credit Agreement), whether as principal, guarantor, surety or otherwise, the Company shall forthwith give written notice thereof to BankBoston, describing the notice or action and the nature of the claimed default.

     (b) Notice of Litigation and Judgments. The Company will, and will cause each of its Subsidiaries to, give notice to BankBoston in writing within fifteen
(15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Company or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Company and its Subsidiaries considered as a whole and stating the nature and status of such litigation or proceedings. The Company will, and will cause each of its Subsidiaries to, give notice to BankBoston, in writing, in form and detail satisfactory to BankBoston, within ten (10) days of any judgment not fully covered by insurance, final or otherwise, against the Company or any of its Subsidiaries in an amount in excess of $1,000,000.

                  7.6. Corporate Existence; Maintenance of Properties. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries. It (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 7.6 shall prevent the Company from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Company, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Company and its Subsidiaries on a consolidated basis.

                  7.7. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

                  7.8. Taxes. The Company will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Company and each Subsidiary of the Company will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

                  7.9. Inspection of Properties and Books, Etc. The Company shall permit BankBoston and its representatives and consultants to (a) visit and inspect any of the properties of the Company or any of its Subsidiaries, (b) examine the books of account of the Company and its Subsidiaries (and to make copies thereof and extracts therefrom), (c) conduct examinations and verifications of the assets of the Company and all systems and procedures of the Company, including those systems and procedures relating to tracking and valuation of Precious Metals and to cash management, (d) if an Event of Default shall have occurred and be continuing or if BankBoston shall have notice or knowledge of any violation of Environmental Laws, to conduct environmental inspections of the properties and assets of the Company and its Subsidiaries and
(e) discuss the affairs, finances and accounts of the Company and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as BankBoston may reasonably request.

                  7.10. Compliance with Laws, Contracts, Licenses, and Permits. The Company will, and will cause each of its Subsidiaries to, comply in all material respects with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, ERISA, and occupational and safety laws; (b) the provisions of its Charter and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound and
(d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Company or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Financing Agreements to which the Company or such Subsidiary is a party, the Company will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Company or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish BankBoston with evidence thereof.

                  7.11. Use of Proceeds. The Company will use the proceeds from the sale of the Purchased Securities hereunder solely for working capital and general corporate purposes.

                  7.12. Margin Calls in Respect of Futures Contracts. The Company shall, and shall cause each of the Subsidiaries to, meet all initial and variation margin calls and make all other payments required in respect of futures contracts acquired by the Company and the Subsidiaries, respectively, on any commodities exchange as promptly as may be necessary in order that such futures contracts shall remain in full force and effect. Furthermore, the Company shall not, nor shall it permit or suffer any of the Subsidiaries to, close out any of its futures contracts, except in the normal course of its business operations.

                  7.13. Further Assurances. The Company will, and will cause each of its Subsidiaries to, cooperate with BankBoston and execute such further instruments and documents as BankBoston shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Financing Agreements, including without limitation maintaining the second priority security interest of BankBoston in the Collateral (subject only to the first priority security interest in favor of the Senior Lenders pursuant to the Senior Loan Documents).

                  7.14. Restrictions on Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

     (a) Indebtedness to BankBoston and its Affiliates arising under any of the Financing Agreements;

     (b) the Senior Indebtedness;

     (c) current liabilities incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

     (d) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8;

     (e) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Company or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

     (f) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

     (g) Indebtedness owed to the Company by a Subsidiary of the Company;

     (h) Indebtedness under non-speculative hedge arrangements satisfactory to BankBoston designed to hedge against fluctuations in the price of Precious Metals, and interest rates covering the notional amount set forth in the trading and hedging policies of the Company with respect to Precious Metals, financial futures, foreign currencies, futures or options (the "Hedging Policy"), all of which shall be reasonably satisfactory to BankBoston;

     (i) Other Indebtedness to BankBoston and its Affiliates;

     (j) Indebtedness owed by the Company to a Subsidiary of the Company;

     (k) Indebtedness incurred in connection with Capital Leases with third party financial institutions other than BankBoston; provided, that the aggregate principal amount of all such Indebtedness shall not exceed the amount permitted by the Senior Loan Documents;

     (l) Subordinate Indebtedness to Andersen Group, Inc. that satisfies each of the following conditions: (a) the obligation to repay such Indebtedness is evidenced by a written agreement between the Company (or its Subsidiary, as applicable) and Andersen Group, Inc., and (b) the Company (or its Subsidiary, as applicable) and Andersen Group, Inc. shall have entered into a Subordination Agreement in form and substance satisfactory to BankBoston in respect of such Indebtedness; and

     (m) Any other Indebtedness that is permitted pursuant to Section 8.1 of the Credit Agreement.

                  7.15. Restrictions on Liens. The Company will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or
(f) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits the Company or such Subsidiary from creating or incurring any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind provided that the Company and any Subsidiary of the Company may create or incur or suffer to be created or incurred or to exist:

     (i) liens in favor of the Company on all or part of the assets of Subsidiaries of the Company securing Indebtedness owing by Subsidiaries of the Company to the Company;

     (ii) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

     (iii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

     (iv)  liens  on  properties   in  respect  of  judgments  or  awards,   the
Indebtedness with respect to which is permitted by Section 7.14(e);

     (v) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 60 days from the date of creation thereof in respect of obligations not overdue;

     (vi) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Company or a Subsidiary of the Company is a party, and other minor liens or encumbrances, none of which encumbrances, restrictions, defects, irregularities and liens interferes materially with the use of the property affected in the ordinary conduct of the business of the Company and its Subsidiaries, and all of which do not individually or in the aggregate materially affect the value or marketability of any Real Estate or have a materially adverse effect on the business of the Company individually or of the Company and its Subsidiaries on a consolidated basis;

     (vii) liens in favor of BankBoston and its Affiliates securing the payment of the Obligations and other Indebtedness due and owing to BankBoston and such Affiliates;

     (viii) liens in favor of the Senior Lenders pursuant to the Senior Loan Documents;

     (ix) security interests in personal property acquired by the Company or its Subsidiaries after the date hereof to secure Capital Lease Indebtedness of the type and amount permitted by Section 7.14(k) in connection with the acquisition of such property, which security interests cover only the personal property so acquired; and

     (x) any other liens and security  interests that are permitted  pursuant to
Section 8.1 of the Credit Agreement.

                  7.16. Restrictions on Investments. The Company will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment, including without limitation any Investment in a partnership or joint venture, except Investments in:

     (a) marketable direct or guaranteed obligations of the United States of America and its agencies that mature within five (5) years from the date of purchase by the Company;

     (b) demand deposits, certificates of deposit, bankers acceptances and time deposits (x) of United States banks having total assets in excess of $1,000,000,000 or (y) which deposits, certificates and acceptances are fully insured by the Federal Deposit Insurance Corporation;

     (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

     (d) Investments existing on September 30, 1997 and listed on Schedule 7.16 hereto;

     (e) Investments by the Company in Subsidiaries existing on the date hereof;

     (f) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $50,000 in the aggregate at any time outstanding;

     (g) Investments permitted by Section 7.17; and

     (h) Other Investments in an aggregate amount not in excess of $500,000 at any time consisting of the issued and outstanding capital stock of savings and loan associations having total assets of not less than $250,000,000.

     7.17. Merger, Consolidation and Acquisition and Disposition of Assets.

     (a) The Company will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition other than (i) the sale of inventory and leasing of equipment in the ordinary course of business; (ii) the merger or consolidation of one or more of the Subsidiaries of the Company with and into the Company, (iii) the merger or consolidation of two or more Subsidiaries of the Company, provided, that, if a merger or consolidation occurs between a Subsidiary that is partially owned by the Company and a Subsidiary that is wholly owned by the Company, the wholly owned Subsidiary shall be the surviving entity, and (iv) acquisitions permitted pursuant to Section 8.4(a) of the Credit Agreement.

     (b) The Company will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than the disposition of obsolete or worn-out assets in the ordinary course of business, consistent with past practices. Notwithstanding the foregoing, and subject to the following proviso, the Company may dividend and transfer to Andersen Group, Inc. (or, in the case of the assets described in the following clause (y), transfer to Ney Ultrasonics Inc.) each of the following: (x) the stock of Ney Ultrasonics Inc. and (y) after delivery to BankBoston of a pro forma asset statement approved by BankBoston, the personal property used primarily by Ney Ultrasonics Inc. in its Ultrasonics business with an aggregate value not to exceed the value shown on such asset statement and approved by BankBoston; provided, that (i) the aggregate unpaid principal and interest in respect of all loans made by the Company to Ney Ultrasonics Inc. does not exceed $750,000 as of the applicable date of such dividend, (ii) after giving effect to such dividend, the Company shall retain all rights to repayment of such loans theretofore made by the Company to Ney Ultrasonics Inc., and (iii) Andersen Group, Inc. shall agree in writing that the net proceeds of the sale of Ney Ultrasonics Inc. shall be applied first to pay off such loans made by the Company to Ney Ultrasonics Inc. prior to any other application of such net sale proceeds.

                  7.18. Sale and Leaseback. The Company will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Company or any Subsidiary of the Company shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Company or any Subsidiary of the Company intends to use for substantially the same purpose as the property being sold or transferred.

                  7.19. No Restrictions on Pledge or Upstreaming. The Company will not, and will not permit any of its Subsidiaries to, agree with any third party to limit, prohibit or restrict in any way (a) the ability or right of the Company or any of its Subsidiaries to grant to BankBoston liens on or security interests in any of their respective properties and assets, or (b) the ability or right of any of the Subsidiaries of the Company to transfer money or other assets to the Company at any time.

                  7.20. ERISA Compliance. Neither the Company nor any of its subsidiaries will at any time permit any pension plan or other employee benefit plan maintained by it that is subject to ERISA to:

     (a) engage in any "prohibited transaction" as defined in the Code;

     (b) incur any "accumulated funding deficiency" as defined in Section 302 of ERISA; or
     (c) terminate under circumstances which result in the imposition of a lien on the property of the Company or any of its Subsidiaries.

                  7.21. Transactions with Affiliates. Neither the Company nor any of its Subsidiaries will enter into any transaction, including without limitation the purchase, sale or exchange of property or the rendering of any service, with any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arm's length transaction with a person or entity which is not an Affiliate, provided that in no event shall any such transaction involve loans or extensions of credit to or other investments in any such Affiliate except such Indebtedness and other Investments that are expressly permitted by this Agreement. Notwithstanding anything to the contrary in this Section 7.21, the Company may
(x) make payments to Andersen Group, Inc. pursuant to the Tax Sharing Agreement, as provided in Section 7.22 below, (y) enter into the Management Agreement with Andersen Group, Inc. as provided in Sections 7.14 and 7.27, and (z) issue a note in an aggregate principal amount of up to $4,000,000 to Andersen Group, Inc. as provided in Sections 7.14 and 7.27, provided that the Company shall in no event fail to comply with Sections 7.14, 7.22 and 7.27.

                  7.22. Dividends and Distributions. The Company shall not make any dividend or distribution to or for the benefit of its shareholders; provided, that as long as (a) no Default or Event of Default has occurred, and
(b) after giving effect to such dividend or distribution, the Company will be in compliance with all of its covenants in Section 7.24 herein, the Company may make payments to Andersen Group, Inc., in any fiscal year of the Company ending on or after February 28, 1997 in an aggregate amount equal to the amount of any required payments under the Tax Sharing Agreement; and provided further that (i) the Company may repurchase the Equity Securities in accordance with Sections
10.2 and 11 hereof, (ii) the Company may pay dividends to the holders of Common Stock pro rata solely in shares of Common Stock, (iii) the Company may dividend the stock and assets of Ney Ultrasonics Inc. to Andersen Group, Inc. in accordance with ss.7.17, (iv) the Company may, upon the termination of an employee's employment with the Company, repurchase the Common Stock previously purchased by such employee pursuant to employee stock option agreements and (v) the Company may make dividends or distributions if permitted by ss.8.9 of the Credit Agreement.

                  7.23. Tax Sharing Agreement. The Company will not amend, modify or waive in any material respect any term or condition of the Tax Sharing Agreement effective as of March 1, 1996 between Andersen Group, Inc. and the Company (the "Tax Sharing Agreement") without the prior written consent of BankBoston.

                  7.24.  Certain  Financial  Covenants.   The  Company  and  its
Subsidiaries will comply with each of the covenants set forth on Schedule 7.24 hereto.

                  7.25. Charter Amendments. The Charter of the Company and its Subsidiaries shall not be amended or modified in any manner that might materially and adversely affect BankBoston's rights in respect of the Equity Securities. Provided that the parties (other than BankBoston) are in compliance with the provisions of the Financing Agreements and the Related Agreements, and that no default under the Financing Agreements or Related Agreements would be caused thereby, amending the Charter of the Company to increase the authorized number of shares of Common Stock shall not in and of itself be deemed to materially and adversely affect BankBoston's rights in respect of the Equity Securities.

                  7.26. Subsidiary Stock. The Company shall not (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity securities of any of its Subsidiaries except to qualify directors if required by applicable law and except in pledge to the Senior Lender or BankBoston or (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity securities of any of its Subsidiaries (including such Subsidiary), except to the Company, another wholly-owned Subsidiary of the Company or to qualify directors if required by applicable law. The Company will not permit any of its Subsidiaries to issue any shares of capital stock to any Person other than the Company or any of its other wholly-owned Subsidiaries. Nothing in this Section 7.26 shall prohibit the Company from dividending the stock of Ney Ultrasonics Inc. to Andersen Group, Inc. in accordance with this Agreement.

                  ss.7.27. Payments to Andersen Group. The Company will not (and will not permit any of its Subsidiaries to) repay any Indebtedness held by, pay any management fees due to, or make any other payments (other than Distributions permitted hereunder) (the "Subordinated Payments") to Andersen Group, Inc.; provided, that the Company may (and shall) make Subordinated Payments in respect of such subordinated management fees and interest accrued on such subordinated Indebtedness as earned or accrued quarterly in arrears so long as: (a) the obligation to pay such Subordinated Payments shall be evidenced by a written agreement between the Company (or such Subsidiary, as applicable) and Andersen Group, Inc., (b) the Company or such Subsidiary and Andersen Group, Inc. shall have entered into a Subordination Agreement in form and substance satisfactory to BankBoston with respect to the payment of any Subordinated Payments (a "Subordination Agreement"), (c) both before and after giving effect to such payment, no Default or Event of Default shall have occurred and be continuing under the Financing Documents, (d) both before and after giving effect to such payment, the Company's Consolidated Net Income for the fiscal quarter ending immediately preceding such date of payment is not less than $1.00 (as evidenced by a certificate delivered by the Company to BankBoston prior to making such payment), and (e) both before and after giving effect to such payment, the difference between (x) the Company's Consolidated Net Income for the fiscal quarter ending immediately preceding such date of payment minus (y) the amount of such payment, is not less than $1.00 (as evidenced by a certificate delivered by the Company to BankBoston prior to making such payment).

                  7.28. Disposition of Ney Ultrasonics Inc. If the Company shall not have completed the distribution of the stock of Ney Ultrasonics Inc. to Andersen Group, Inc. in accordance with the last sentence of ss.7.17 on or prior to April 1, 1998, then on April 1, 1998, the Company shall cause Ney Ultrasonics Inc. to execute and deliver to BankBoston a guaranty, a security agreement, a lessor's agreement, UCC financing statements and such other guaranty and security documents as BankBoston shall reasonably require, each in form and substance acceptable to BankBoston, and otherwise take all actions and file or record all documents reasonably required by BankBoston in order to grant BankBoston a second priority (subject only to the first priority liens pursuant to the Senior Loan Documents), perfected lien on all of the assets and properties of Ney Ultrasonics Inc. as security for the Company's obligations under this Agreement, the Note and any other Financing Agreements.

                  7.29. Amendment of Senior Debt Documents, Etc. Neither the Company nor any of its Subsidiaries shall agree to any material amendment or modification of, or grant any waiver or fail to enforce any of its material rights pursuant to the Credit Agreement or any of the Senior Loan Documents, including without limitation, any terms of such documents relating to principal amount, maturity, amortization, interest or fees, without in each case BankBoston's prior written consent.

                  7.30. Intellectual Property Schedules. On or prior to January 22, 1998, the Company shall provide to BankBoston the following updated schedules to the following Security Documents, each in form and substance satisfactory to BankBoston: (i) Schedule 3 to that certain Security Agreement dated as of December 29, 1997 between the Company and BankBoston, (ii) Schedule A to that certain Trademark Collateral Security and Pledge Agreement dated as of December 29, 1997 between the Company and BankBoston, and (iii) Schedule A to that certain Patent Collateral Assignment and Security Agreement dated as of December 29, 1997 between the Company and BankBoston.

8.       COVENANTS APPLICABLE WHILE THE EQUITY SECURITIES ARE OUTSTANDING.

         The  Company  covenants  that,  as long as at least  25% of the  Equity
Securities initially issued or issuable hereunder remain outstanding, the Company will comply with the following provisions:

                  8.1. General. The Company will comply with and will cause each of its Subsidiaries to comply with the provisions of Sections 7.21 and 7.25 hereof.

                  8.2. Rights to Attend Meetings. The Company will call and hold a meeting of its board of directors at least once each fiscal quarter. The Company will give one representative designated by the Majority Holders of the Equity Securities at least five days' prior written notice (or such shorter notice as is given to the Company's outside directors) of any proposed meeting (or action by written consent) of the board of directors of the Company (except written consents executed solely in connection with the establishment of bank accounts or other purely administrative matters), such notice in all cases to be in the form and manner such notice is given to the Company's directors. Such representative will be entitled to attend as an observer at any such meeting or, if a meeting is held by telephone conference, to participate therein for the purpose of listening thereto.

                  8.3. Other Information. From time to time upon the request of any representative designated by the Majority Holders of Equity Securities, the Company will furnish to such representative such information regarding the business, affairs, prospects and financial condition of the Company and its Subsidiaries as such representative may reasonably request. Such representative shall have the right during normal business hours to examine the books and records of the Company and its Subsidiaries to make copies, notes and abstracts therefrom, and to make an independent examination of the books and records of the Company and its Subsidiaries.

                  8.4. Confidentiality. BankBoston and each Major Holder will hold in confidence, and will not use (except to evaluate its investment in the Company), all confidential or proprietary information of the Company and its Subsidiaries provided or made available to BankBoston and such Major Holder pursuant to this Section 9 until such time as such information has become publicly available other than as a consequence of any breach by BankBoston or a Major Holder of its confidentiality obligations hereunder.

9.       [INTENTIONALLY OMITTED]

10.      DEFAULTS.

                  10.1. Events of Default. Holders of the Securities will be entitled to exercise the remedies provided by Section 10.2 hereof in accordance with the terms thereof if any one or more of the following events ("Events of Default") shall occur:

                  (a) the Company shall fail to make any payment of interest within five (5) days after the same shall become due, or the Company shall fail to make any payment of principal on the Note as the same shall become due, whether at maturity or by acceleration or otherwise; or

                  (b) The Company shall fail to pay the Repurchase Price for any Equity Securities as and when required pursuant to Section 11 hereof (after giving effect to the provisions of Section 11.3); or

                  (c) The Company or any of its Subsidiaries shall fail to perform or observe any of the covenants applicable to it set forth in Sections 7.5(a) or (b), 7.14 through 7.29 or 8 hereof; or

                  (d) The Company or any of its Subsidiaries shall fail to perform or observe any covenant, agreement or provision set forth in this Agreement or any covenant, agreement, or provision to be performed or observed by it under any Financing Agreements, other than those provisions set forth in Sections 10.1(a), (b) and (c) above, and such failure shall not be rectified or cured to BankBoston's satisfaction within thirty (30) days after written notice from BankBoston; or

                  (e) any representation or warranty made by the Company or any of its Subsidiaries to BankBoston in connection with this Agreement or any other Financing Agreement or any amendment to this Agreement or any other Financing Agreement shall prove to have been false in any material respect on the date as of which it was made or deemed to have been made or repeated; or

                  (f) The Company or any of its Subsidiaries shall fail (i) to pay when due, or within any applicable period of grace, any obligation for borrowed money or credit received (including without limitation the Senior Indebtedness) and/or in respect of any Capital Leases in an aggregate amount in excess of $500,000 or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received (including without limitation the Senior Indebtedness) and/or in respect of any Capital Leases, in an aggregate amount in excess of $500,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or (ii) to perform and observe any of the covenants or provisions required to be performed or observed by it pursuant to the Credit Agreement or the Senior Loan Documents, and in either case such failure results in the acceleration of the maturity of the Company's obligations thereunder in an aggregate amount in excess of $500,000; or

                  (g) the Company or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Company or any of its Subsidiaries or of any substantial part of the assets of the Company or any of its Subsidiaries or shall commence any case or other proceeding relating to the Company or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Company or any of its Subsidiaries and the Company or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not be dismissed within sixty (60) days of the filing thereof;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Company or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Company or any Subsidiary of the Company in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (i) there shall remain in force, undischarged, unsatisfied, unstayed and unbonded (to the reasonable satisfaction of BankBoston), for more than sixty (60) days, whether or not consecutive, any final judgment against the Company and/or any of its Subsidiaries that, with other outstanding final judgments, undischarged and unbonded (to the reasonable satisfaction of BankBoston), against the Company or any of its Subsidiaries exceeds in the aggregate $1,000,000;

                  (j) with respect to any pension plan, an ERISA Reportable Event shall have occurred and BankBoston shall have determined in its reasonable discretion that such event reasonably could be expected to result in liability of the Company and/or any of its Subsidiaries to the PBGC or such pension plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such pension plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such pension plan; or a trustee shall have been appointed by the United States District Court to administer such pension plan; or the PBGC shall have instituted proceedings to terminate such pension plan;

                  (k) if any of the Financing Agreements shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of BankBoston, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Financing Agreements shall be commenced by or on behalf of the Company or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Financing Agreements is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (l) the Company or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

                  (m) there shall occur for more than thirty (30) days the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Company or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Company or such Subsidiary; or

                  (n) Andersen Group, Inc., shall, at any time prior to the effectiveness of an IPO of the Company, legally or beneficially own less than a majority of the issued and outstanding voting stock of the Company (other than pursuant to BankBoston's exercise of the Warrant).

                  10.2.    Remedies.

                  (a) Subject to Section 3.6, upon the occurrence and continuance of any of the Events of Default under Section 10.1 hereof, in each and every such case, the holder of the Note may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceedings either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement or in the Note or any of the Security Documents, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, or in aid of the exercise of any power granted in this Agreement or in the Note or any of the Security Documents, and (unless there shall have occurred an Event of Default under Section 10.1(h) hereof, in which case the unpaid balance of the Note shall automatically become due and payable) may by notice to the Company, declare all or any part of the unpaid principal amount of the Note then outstanding to be forthwith due and payable, and thereupon such unpaid principal amount or part thereof, together with interest accrued thereon and any Applicable Prepayment Charge and all other sums, if any, payable under this Agreement or the Note or the Security Documents shall become so due and payable without presentation, presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, and such holder may proceed to enforce payment of such amount or part thereof or any other legal or equitable right in such manner as it may elect. No remedy herein conferred herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                  (b) Upon the occurrence and continuance of (A) any of the Events of Default under Sections 10.1(c) (with respect to a breach of Sections
7.21 and/or 7.25, each as incorporated by reference into Section 8.1) or (B) any failure of the Company to pay the Repurchase Price as and when required pursuant to Section 11 (after giving effect to the provisions of Section 11.3) or (C) any material breach by any party (other than BankBoston) of the Registration Rights Agreement or the Warrant or any other Financing Agreement then in effect, in each and every such case, (i) the Majority Holders of the Equity Securities may proceed to protect and enforce its or their rights by suit in equity, action at law and/or other appropriate proceeding for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement or in any Related Agreement or (in the case of a breach under clause
(B) above, and to the extent not prohibited by applicable laws) in any Security Document, or in aid of the exercise of any power granted in this Agreement or any Related Agreement or (in the case of a breach under clause (B) above, and to the extent not prohibited by applicable laws) in any Security Document, and (ii) the Majority Holders of the Equity Securities may give a Put Notice to the Company pursuant to Section 11 hereof and at any time after the giving of such Put Notice, the theretofore unexercised "put" rights set forth in Section 11 hereof shall, to the extent not already exercisable, be deemed to have become immediately exercisable and the Majority Holders of Equity Securities may in such Put Notice to the Company declare all or part of such theretofore unexercised "put" rights to be forthwith exercised and due and payable, whereupon the Repurchase Price for the Equity Securities subject thereto shall become so due and payable without presentation, presentment, protest or further demand or notice of any kind, all of which are expressly waived, and any such holder or holders may proceed to enforce payment of such amount or part thereof in such manner as it or they may elect. No remedy herein conferred herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. Notwithstanding the foregoing, after (x) full and final repayment of all amounts due in connection with the Notes (including all principal, interest, and prepayment premiums, if any) and (y) (to the extent that BankBoston exercises its rights to put the Equity Securities under Section 11.1 contemporaneously with repayment of the Notes) satisfaction of any obligations to repay the Repurchase Price, BankBoston shall release the Collateral from the lien of the Security Documents, and thereupon the provisions of this Section 10.2(b) shall no longer apply to any enforcement by BankBoston of the liens and security interests created pursuant to the Security Documents.

                  10.3. Waivers. Each of the Company and its Subsidiaries hereby waives, to the extent not prohibited by applicable law, (a) all presentments, demands for performance and notices of nonperformance (except to the extent specifically required by the provisions hereof), (b) any requirement of diligence or promptness on the part of any holder of Securities in the enforcement of its rights under the provisions of this Agreement, the Company's Charter, or any Financing Agreement, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law.

                  10.4. Course of Dealing. No course of dealing between the Company or any of its Subsidiaries on the one hand, and BankBoston or any holder of Securities, on the other hand, shall operate as a waiver of any of BankBoston's or its rights under this Agreement, the Company's Charter, or any Financing Agreement. No delay or omission in exercising any right under this Agreement, the Company's Charter, or any Financing Agreement shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any other occasion.

11.      REPURCHASE OF EQUITY SECURITIES.

                  11.1. Right to Put Equity Securities. At any time, but only on one occasion, on or after the Put Date, or on such earlier date as may be determined under Section 10.2(b) hereof, BankBoston may, by notice to the Company (a "Put Notice"), elect to sell to the Company (and the Company hereby agrees to repurchase from BankBoston), at the Repurchase Price specified in
Section 11.4 hereof, such Equity Securities as are specified in the Put Notice. For all purposes of this Section 11, each Warrant shall be treated as the number of Common Shares for which it is then exercisable.

                  11.2. Put Closing. The put closing shall, subject to the terms of ss.10.2(b) take place at the offices of the Company at 10:00 a.m. local time on a date (a) not more than 120 days after the date a Put Notice is received by the Company as the Company shall specify by notice to BankBoston, or at such later time as Fair Market Value shall have been determined under Section 11.4(b) hereof, or (b) at such other time and place as BankBoston and the Company may agree upon (a "Put Closing Date"). At the put closing BankBoston will deliver to the Company a certificate or certificates evidencing all of the Equity Securities then to be purchased by the Company (properly endorsed or accompanied by stock powers or, in the case of any Warrant, assignments, with signature(s) guaranteed or similar appropriate documentation of authority to transfer) against payment of the Repurchase Price to BankBoston in the manner specified in
Section 11.3 hereof. Except to the extent prohibited by applicable law, prior to the Put Closing Date, the Company will provide BankBoston with all material available information regarding the Company reasonably requested by BankBoston.

                  11.3. Payment. The Company shall pay the Repurchase Price at any closing under Section 11.2 hereof out of funds legally available therefor in cash or immediately available funds. If legally available funds are not sufficient to pay the Repurchase Price in full at any closing, the failure to pay the portion of the Repurchase Price for which legally available funds are not available shall not constitute an Event of Default. In the event that any portion of the Repurchase Price is not paid either in cash or immediately available funds, BankBoston shall retain all BankBoston's rights hereunder and with respect to the Equity Securities, as to that number of shares of Warrant Stock or portion of the Warrants exercisable for that number of shares as such unpaid portion represents (the "Unrepurchased Securities"), until such time as the unpaid portion of the Repurchase Price and interest thereon, determined as set forth below, shall be paid to BankBoston in full. If the Repurchase Price is not paid on or prior to the Put Closing Date, BankBoston shall be entitled, by notice to the Company (the "Rescission Notice"), to rescind BankBoston's put of such Unrepurchased Securities pursuant to Section 11.1. Unless and until the Company receives a Rescission Notice, the unpaid portion of the Repurchase Price allocable to the Unrepurchased Securities shall remain an obligation of the Company and shall become due and payable, in cash or immediately available funds, as soon as there are funds legally available therefor. Interest shall accrue from the date 120 days after the date on which the Company receives the applicable Put Notice on any unpaid portion of the Repurchase Price at the per annum rate that is 2% in excess of the Fixed Rate, compounded on a monthly basis to the extent permitted by law and payable on demand.

                  11.4.    Repurchase Price for Equity Securities.

     (a) Repurchase Price. The repurchase price (the "Repurchase Price") shall be an amount equal to:

     (i) in the case of each Common Share, the quotient obtained by dividing (A) the greater of the Formula Value of the Company's common stock equity (as determined pursuant to Section 11.4(c) hereof) or the Fair Market Value of the Company's common stock equity (as determined pursuant to Section 11.4(b) hereof), calculated as of the date of the related Put Notice under Section 11.1 hereof, respectively, plus, the aggregate consideration to be paid to the Company upon the exercise of all then exercisable outstanding warrants, options or convertible securities pursuant to which the Company is then obligated to issue Common Stock by (B) the sum of (1) the number of shares of Common Stock then outstanding plus (2) the number of shares of Common Stock then issuable upon exercise of then outstanding warrants, options or convertible securities, in each case to the extent then exercisable; and

     (ii) in the case of each Warrant, (A) the product of the Repurchase Price per Common Share then purchasable thereunder as determined under this Section 11.4(a) multiplied by the number of such shares then purchasable thereunder, minus (B) the aggregate exercise price for such shares.

     (b) Fair Market Value. For a period of 20 days after the date of any Put Notice (the "Negotiation Period"), each party hereto agrees to negotiate in good faith to reach agreement upon the fair market value of the Company's common stock equity (the "Fair Market Value"). In the event that the parties are unable to agree upon the Fair Market Value by the end of the Negotiation Period, the Fair Market Value of the Company's common stock equity shall be determined for purposes of this Section 11.4(b) initially by an appraiser of nationally recognized standing selected by the Company (the "Company Appraiser") and whose appraisal (the "Company Appraisal") shall be furnished to BankBoston within 30 days after the end of the Negotiation Period. If BankBoston does not object to such determination within 15 days after receipt of such notice, the fair market value determined by the Company Appraiser shall be the Fair Market Value. If BankBoston objects to the Fair Market Value determined by the Company Appraiser, BankBoston may select an Appraiser of nationally recognized standing (the "BankBoston Appraiser") who shall review the determination of the Company Appraiser and issue a report thereon (the "BankBoston Appraisal"), within 30 days after delivery to BankBoston of the Company Appraisal. Within 10 days after delivery to the Company of the BankBoston Appraisal, the Company Appraiser and the BankBoston Appraiser shall meet in order to resolve any questions or differences with respect to the Fair Market Value. If such Appraisers agree on a Fair Market Value of the Company's common stock equity, such Fair Market Value shall be the Fair Market Value. If no agreement is reached, such Appraisers shall select an appraiser of nationally recognized standing (the "Third Appraiser") within five days after such meeting. Fair Market Value shall then be determined by the Third Appraiser within 30 days after delivery to the Company of the BankBoston Appraisal, and the determination of the Third Appraiser shall be conclusive and binding upon the Company and BankBoston. Fair Market Value shall in all cases be calculated by determining the Fair Market Value of the entire common stock equity interest of the Company taken as a whole, without premium for control or discounts for minority interests or restrictions on transfer. All expenses of the Company Appraiser shall be borne by the Company; all expenses of the BankBoston Appraiser shall be borne by BankBoston; and all expenses of the Third Appraiser shall be borne equally by the Company and BankBoston.

     (c) Formula Value. The Formula Value of the Company's common stock equity at any particular date of determination shall be an amount calculated by adding
(1) the product obtained by (i) multiplying the number five (5) by (ii) the difference obtained by (x) the Company's EBITDA for the twelve (12) full calendar months immediately preceding such date (the "Test Period") minus (y) the lesser of (A) the aggregate amount of non-discretionary, required maintenance capital expenditures made by the Company during the Test Period and
(B) the aggregate amount of the Company's depreciation expense during the twelve
(12) calendar month period immediately preceding the Test Period, plus (2) the sum of the Company's and its Subsidiaries' cash balances and cash equivalents on hand as of such date, and minus (3) the aggregate amount of Indebtedness for borrowed money outstanding as of such date and not prohibited by this Agreement.

12.      SUBSEQUENT HOLDERS OF SECURITIES.

         Whether or not any express assignment has been made in this Agreement, the provisions of this Agreement and the Financing Agreements that are for BankBoston's benefit as the holder of any Securities are also for the benefit of, and enforceable by, all subsequent holders of Securities. If BankBoston transfers any interest in the Common Shares to a transferee such that at any time more than one Person shall hold the Common Shares, then any action or decision provided herein to be taken or made by BankBoston during any such time in respect of the Common Shares shall be taken or made by the holders of at least 51% of the total number of then outstanding Common Shares. If BankBoston transfers any interest in the Warrants to a transferee such that at any time more than one Person shall hold the Warrants, then any action or decision provided herein to be taken or made by BankBoston during any such time in respect of the Warrants shall be taken or made by the holders of at least 51% of the total number of then outstanding Common Shares issuable upon exercise of the Warrants. If BankBoston transfers any interest in the Note to a transferee such that at any time more than one Person shall hold the Note, then any action or decision provided herein to be taken or made by BankBoston during any such time in respect of the Note shall be taken or made by the holders of at least 51% of the aggregate principal amount of the Note.

13.      REGISTRATION RIGHTS.

         BankBoston shall have certain registration rights with respect to the Equity Securities as set forth in the Registration Rights Agreement.

14.      REGISTRATION AND TRANSFER OF SECURITIES.

                  14.1.    Registration, Transfer and Exchange of Note.

                  (a) The Company shall keep at its principal office a register in which shall be entered the name and address of the registered holder of the
Note issued by it and particulars of the Note held by it and of all transfers of such Note. References to the "holder" or "holder of record" of the Note shall mean the payee thereof unless the payee shall have presented the Note to the Company for transfer and the transferee shall have been entered in said register as a subsequent holder, in which case the terms shall mean such subsequent holder. The ownership of the Note shall be proven by such register and the Company may conclusively rely upon such register.

                  (b) The holder of a Note may at any time and from time to time prior to maturity or redemption thereof surrender the Note held by it for exchange or (subject to compliance with the applicable provisions of Section 16 hereof) transfer at said office of the Company. Within a reasonable time thereafter and without expense (other than transfer taxes, if any) to such holder, the Company shall issue, at its expense, in exchange therefor another Note or Notes, dated the date to which interest has been paid on the surrendered Note, for the same aggregate principal amount as the unpaid principal amount of the Note or Notes so surrendered (subject to the applicable holder's endorsement or execution of any documents reasonably requested by the Company to evidence the cancellation of any surrendered Note), having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Notes so surrendered. Each such new Note shall be in the denominations and registered in the name of such person or persons as the holder of such surrendered Note or Notes may designate in writing, and such exchange shall be made in a manner such that no additional or lesser amount of principal or interest shall result. The Company will pay shipping and insurance charges, from and to each holder's principal office, involved in the exchange or transfer of any Note.

                  (c) Each Note issued hereunder, whether originally or in substitution for, or upon transfer or exchange of, any Note shall be registered on the date of execution thereof by the Company. The registered holder of record shall be deemed to be the owner of the Note for all purposes of this Agreement. All notices given hereunder to the holder of record shall be deemed validly given if given in the manner specified in Section 18 hereof.

                  14.2.    Registration, Transfer and Exchange of Warrants.

                  (a) The Company shall keep at its principal office a register in which shall be entered the names and addresses of the holders of Warrants issued by it and particulars of the respective Warrants held by them and of all transfers of such Warrants. References to the "holder" or "holder of record" of any Warrant shall mean the holder thereof unless the holder shall have presented such Warrant to the Company for transfer and the transferee shall have been entered in said register as a subsequent holder, in which case the terms shall mean such subsequent holder. The ownership of any of the Warrants shall be proven by such register and the Company may conclusively rely upon such register.

                  (b) The holder of any of the Warrants may at any time and from time to time prior to exercise, repurchase or redemption thereof surrender any Warrant held by it for exchange or (subject to compliance with Section 16 hereof) transfer at said office of the Company. On surrender for exchange of the Warrants, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new warrant or warrants of like tenor, in the name of such holder or, upon payment by such holder of any applicable transfer taxes, as such holder may direct, calling in the aggregate on the face or faces thereof for the number of Common Shares called for on the face or faces of the Warrants so surrendered. The Company will pay shipping and insurance charges, from and to each holder's principal office, involved in the exchange or transfer of any Warrant.

                  (c) Each Warrant issued hereunder, whether originally or in substitution for, or upon transfer or exchange of, any Warrant shall be registered on the date of execution thereof by the Company. The registered holder of record shall be deemed to be the owner of the Warrant for all purposes of this Agreement. All notices given hereunder to the holder of record shall be deemed validly given if given in the manner specified in Section 18 hereof.

                  14.3. Replacement of Securities. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Security and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Security held by BankBoston or another institutional holder, an unsecured indemnity agreement from BankBoston or such other holder reasonably satisfactory to the Company) or, in the case of any such mutilation, upon the surrender of such Security for cancellation to the Company at its principal office, the Company, at its own expense, will execute and deliver, in lieu thereof, a new Security of like tenor, dated in the case of a Note so that there will be no loss of interest. Any Security in lieu of which any such new Security has been so executed and delivered by the Company shall not be deemed to be outstanding for any purpose of this Agreement.

15.      REGULATORY RESTRICTIONS.

                  15.1. Bank Holding Company Act. No Person which is a bank holding company or a subsidiary of a bank holding company (a "Bank Affiliate") as defined in the Bank Holding Company Act of 1956, as amended, or other applicable banking laws of the United States of America and the rules and regulations promulgated thereunder (the "Bank Holding Company Act") shall exercise its rights to acquire Common Stock, if, after giving effect to such acquisition, the Bank Affiliate, together with its Affiliates, would own more than five percent (5%) of the outstanding voting securities the Company.
Notwithstanding the foregoing, to the extent not inconsistent with the Bank Holding Company Act, such acquisition rights may be exercised or shares of Common Stock may otherwise be acquired in the event that:

                  (a) The Company shall vote to merge or consolidate with or into any other Person and after giving effect to such merger or consolidation the Bank Affiliate would not own more than five percent (5%) of the outstanding voting securities of the surviving corporation;

                  (b) said holder desires to sell shares of Common Stock to be obtained by such acquisition in connection with any proposed purchase of Common Stock by another Person (other than a Bank Affiliate); or

                  (c) said holder exercises its registration rights pursuant to the Registration Rights Agreement and the registration statement resulting therefrom is effective.

                  15.2. Statement of Compliance. For purposes of this Agreement, a written statement of BankBoston or any of its Affiliates acquiring Common Stock, delivered to the Company upon acquisition of any shares of Common Stock, to the effect that BankBoston or its Affiliate, as the case may be, is legally entitled to exercise its rights to purchase securities of the Company and that such exercise will not violate or contravene any law or regulation or any judgment, decree or order of any governmental authority then applicable to BankBoston or such Affiliate, as the case may be, shall be conclusive and binding upon the Company and shall absolutely obligate and bind the Company to deliver, in accordance with the other terms and provisions hereof, certificates or other appropriate instruments representing the securities so purchased.

16.      RESTRICTIONS ON TRANSFER.

                  16.1. General Restriction. The Securities shall be transferable to Permitted Transferees only upon the satisfaction of the conditions set forth below in this Section 16. For purposes of this Section 16.1, a "Permitted Transferee" shall mean a Person (other than a natural person) that constitutes an "accredited investor" as defined in Rule 501 promulgated under the Securities Act.

                  16.2. Notice of Transfer. Prior to any transfer of any Securities, the holder thereof shall be required to give written notice to the Company describing in reasonable detail the manner and terms of the proposed transfer and the identity of the proposed transferee (the "Transfer Notice"), accompanied by (a) an opinion of BankBoston's Special Counsel addressed to the Company or other counsel reasonably acceptable to the Company, that such transfer may be effected without registration of such Securities under the Securities Act and applicable state securities laws, and (b) the written agreement of the proposed transferee to be bound by all of the provisions hereof and of the Financing Agreements, applicable to holders of such Securities hereunder or thereunder.

                  16.3. Restrictive Legends. Except as otherwise permitted by this Section 16, each Security shall bear the legend specified for such Security in Schedule 16.3 hereto and any other legend required by law or regulation.

                  16.4. Termination of Restrictions. The restrictions imposed by this Section 16 upon the transferability of Securities shall terminate as to any particular Securities when such Securities shall have been effectively registered under the Securities Act or sold pursuant to a Public Sale. Whenever any of such restrictions shall terminate as to any Securities, the holder thereof shall be entitled to receive from the Company, at such Person's expense, new Securities without such legends except that any legend required by law or regulation will be removed only upon delivery to the Company of an opinion of counsel of the type referred to in clause (a) of Section 16.2 hereof to the effect that such legend may be removed.

17.      EXPENSES; INDEMNITY.

                  (a) The Company  hereby agrees to pay on demand all reasonable out-of-pocket expenses incurred by BankBoston, in connection with the transactions contemplated by this Agreement and the Related Agreements and in connection with any amendments or waivers (whether or not the same become effective) hereof or thereof and all reasonable out-of-pocket expenses incurred by BankBoston or any holder of any Security issued hereunder in connection with the enforcement of any rights hereunder, under any other Related Agreement or with respect to any Security, including without limitation (i) the cost and expenses of preparing and duplicating this Agreement, each other Financing Agreement and Related Agreement and the Securities; (ii) the cost of delivering to BankBoston's principal offices, insured to BankBoston's satisfaction, the Securities sold to BankBoston hereunder and any Securities delivered to BankBoston in exchange therefor or upon any exercise, conversion or substitution thereof; (iii) the reasonable fees, expenses and disbursements of BankBoston's Special Counsel in connection with the transactions contemplated by this Agreement and the Related Agreements and any amendments, modifications, approvals, consents or waivers hereunder or thereunder; (iv) the reasonable fees, expenses and disbursements of BankBoston's accountants and other consultants, in connection with BankBoston's due diligence investigation of the

Company prior to the execution of this Agreement or following the occurrence of a default hereunder; (v) all documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Related Agreement or the issuance of any of the Securities; and (vi) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, travel and lodging expenses related to board attendance, observation or inspection, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by BankBoston in connection with (A) the exercise, enforcement or preservation of rights under this Agreement or any of the Related Agreements against the Company or any of its Subsidiaries or the administration thereof whether before or after the occurrence of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to BankBoston's relationship with the Company or its Subsidiaries.

                  (b) The Company hereby further agrees to indemnify, exonerate and hold BankBoston and BankBoston's stockholders, officers, directors, employees and agents free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements), incurred in any capacity by any of the indemnitees as a result of or relating to (A) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any of the Securities, or (B) the execution, delivery, performance or enforcement of this Agreement (including, without limitation, any failure by the Company to comply with any of its covenants hereunder), the Related Agreements or any instrument contemplated hereby or thereby, except, in each such case, for any such liabilities arising from any indemnitee's breach of this Agreement, gross negligence or willful misconduct.

                  (c) The Company hereby indemnifies BankBoston against and agrees that it will hold BankBoston harmless from any claim, demand or liability for any broker's, finder's or placement fees or lender's incentive fees alleged to have been incurred in connection with the transactions contemplated by this Agreement or the Related Agreements.

                  (d) The obligations of the Company under this Section 17 shall survive payment or transfer of the Securities and the termination of this Agreement.

18.      NOTICES.

         Any notice or other communication in connection with this Agreement, any other Financing Agreement or the Securities shall be deemed to be delivered if in writing (or in the form of a telex or telecopy) addressed as provided below (a) when actually delivered, telexed or telecopied to said address or (b) in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

     if to the Company, at The J.M. Ney Company, Ney Industrial Park, Bloomfield, Connecticut 06002, Attention: Andrew M. O'Shea, Chief Financial Officer, or at such other address for notice as the Company shall last have furnished in writing to the Person giving the notice;

     if to  BankBoston,  at  100  Pearl  Street,  Hartford,  Connecticut  06103,
Attention: Kevin Flaherty, Senior Vice President, or such other address for notice as BankBoston shall last have furnished in writing to the Person giving the notice; and

     If to any other holder of record of any Security, to it at its address set forth in the applicable register referred to in Section 14 hereof.

19.      SURVIVAL OF COVENANTS.

         All covenants, agreements, representations and warranties made herein or in any other document referred to herein or delivered to BankBoston pursuant hereto shall be deemed to have been relied on by BankBoston, notwithstanding any investigation made by BankBoston or on BankBoston's behalf, and shall survive the execution and delivery to BankBoston hereof and of the Securities.

20.      AMENDMENTS AND WAIVERS.

         Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and each holder of a Note and the Majority Holders of the Equity Securities, respectively, with respect to any provision of this Agreement which by its terms operates for the benefit of such respective holders. Any term of the Note may be amended and the observance of any term of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holder of such Note with respect to whom such amendment or waiver is made. Notwithstanding the foregoing, (a) without the prior written consent of each holder of Equity Securities with respect to whom such amendment or waiver is made, no such amendment or waiver shall extend the scheduled date of any required repurchase of such respective Securities held by such holder or reduce the repurchase price payable thereon, (b) without the written consent of the aforesaid percentage of Securities reduce the aforesaid percentage of Securities the holders of which are required to consent to any such amendment or waiver, or (c) without the written consent of the percentage of the holders of each Security required to exercise the remedies provided in Section 10.2 hereof, increase such required percentage. Any amendment or waiver effected in accordance with this Section 20 shall be binding upon each holder of any Security sold pursuant to this Agreement and the Company.

21.      CONSENT TO JURISDICTION.

         THE COMPANY HEREBY AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS IN AND OF THE STATE OF CONNECTICUT, AND CONSENTS THAT SERVICE OF PROCESS WITH RESPECT TO ALL COURTS IN AND OF THE STATE OF CONNECTICUT MAY BE MADE BY REGISTERED MAIL TO IT AT ITS ADDRESS SET FORTH ON PAGE 1 HEREOF.

22.      RIGHT TO PUBLICIZE.

         The Company hereby acknowledges that BankBoston will have the right to publicize its investment in the Company as contemplated hereby by means of a tombstone advertisement or other customary advertisement in newspapers and other periodicals.

23.      WAIVER OF JURY TRIAL.

         THE COMPANY HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING EXISTING UNDER OR RELATING TO THIS AGREEMENT, THE SECURITIES OR ANY OF THE OTHER FINANCING AGREEMENTS.

24.      GOVERNING LAW.

         THIS AGREEMENT AND EACH OF THE OTHER FINANCING AGREEMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF CONNECTICUT AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE COMPANY AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF CONNECTICUT OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE COMPANY BY MAIL AT THE ADDRESS SPECIFIED IN ss.18. THE COMPANY HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

25.      COMMERCIAL TRANSACTION; PREJUDGMENT REMEDY WAIVER.

         THE COMPANY REPRESENTS, WARRANTS AND ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS LOAN AGREEMENT AND THE OTHER FINANCING AGREEMENTS ARE A PART IS A "COMMERCIAL TRANSACTION" WITHIN THE MEANING OF CHAPTER 903A OF CONNECTICUT GENERAL STATUTES, AS AMENDED. THE COMPANY HEREBY WAIVES ITS RIGHT TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278a ET. SEQ. AS AMENDED OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES BANKBOSTON MAY EMPLOY TO ENFORCE THEIR RIGHTS AND REMEDIES HEREUNDER AND UNDER THE OTHER FINANCING AGREEMENTS. MORE SPECIFICALLY, COMPANY ACKNOWLEDGES THAT BANKBOSTON'S AND/OR ITS ATTORNEY MAY, PURSUANT TO CONN. GEN. STAT. ss.52-278f, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER. THE COMPANY ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND BANKBOSTON ACKNOWLEDGES COMPANY'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT.

26.      MISCELLANEOUS.

         This Agreement and the other Financing Agreements set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any prior written or oral understandings with respect thereto. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. THIS AGREEMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS WHICH TOGETHER SHALL CONSTITUTE ONE INSTRUMENT, AND SHALL BIND AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

         If the foregoing corresponds with BankBoston's understanding of our agreement, kindly sign this letter and the accompanying copies thereof in the appropriate space below and return one counterpart of the same to the Company, at the address first listed above.

                                                     Very truly yours,

                                                  THE J.M. NEY COMPANY



                                                  By: /s/ Andrew M. O'Shea
                                                      --------------------
                                                  Title: Chief Financial Officer

Accepted and agreed to:

BANKBOSTON, N.A.



By: /s/ Kevin Flaherty
    ------------------
Title: Senior Vice President